McGraw‐Hill Education High Yield Investor Presentation April 2016

This presentation includes statements that are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this presentation and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this presentation, including the risks described in “Risk Factors” in the offering circular. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this presentation, those results of operations, financial condition and liquidity or developments may not be indicative of results or developments in subsequent periods. Any forward-looking statements we make in this presentation speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. The notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Act”), or under any state securities laws of the United States (“U.S.”). Accordingly, the notes will be offered in the U.S. only to qualified institutional buyers as defined under Rule 144A under the Act, and outside the U.S. in accordance with Regulation S under the Act. Securities may not be offered or sold in the U.S. unless they are registered or exempt from registration under the Act. Before you invest, you should read the confidential offering circular and the portions of the documents that affiliates of the issuers have filed with the SEC, that are incorporated by reference in the confidential offering circular, for more complete information about the issuers and this offering. The issuers or any initial purchaser will arrange to send you the confidential offering circular if you request it by contacting Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, or by calling toll-free (800) 221-1037. Non-GAAP Financial Measures Certain financial information included herein, including Adjusted Revenue, EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA and Adjusted EBITDA margin are not presentations made in accordance with U.S. GAAP, and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or cash flows as measures of liquidity. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under U.S. GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP. Disclosure 2

 McGraw-Hill Education, Inc. (“MHE” or the “Company”) is a leading provider of outcome-focused learning solutions, delivering curated content and digital learning solutions to students in higher education, pre- kindergarten through 12th grade (“K-12”), professionals and corporations in over 135 countries  The Company reported Adjusted Revenue of $2.1 billion and Pro Forma Adjusted EBITDA of $516 million for the fiscal year ended December 31, 2015  The Company is seeking to contribute McGraw-Hill School Education (“MHSE”) into the existing McGraw-Hill Global Education (“MHGE”) credit group (the “Transaction”). The contribution of MHSE cash flows and collateral to the MHGE credit group make the Borrower materially stronger and more diversified  As part of the Transaction, the Company is also seeking to refinance all of its outstanding MHGE and MHSE OpCo debt facilities and notes at the MHGE level in order to extend its maturity profile and simplify the overall capital structure in advance of an expected initial public offering along with paying a dividend to shareholders: − $1,655 million senior secured credit facilities (the “Senior Secured Credit Facilities”) − $350 million revolving credit facility (the “Revolver”) due April 2021 − $1,305 million senior secured first lien term loan (the “First Lien Term Loan”) due April 2022 − $670 million senior unsecured notes (the “Senior Unsecured Notes”) due April 2024  The Company expects to delever and further improve the capital structure upon an IPO by prepaying the existing MHGE HoldCo Notes with IPO proceeds 3 Situation overview Note: PF Adj. EBITDA reflects the impact of pro forma cost savings. Refer to appendix for detailed EBITDA reconciliation.

Transaction structure

Sources & Uses

($ in millions)

Sources		Uses	
Excess cash on balance sheet(1)	$160	Dividend to shareholders	$300
New Revolver(2)	–	Repay MHGE Term Loan(1)	674
New First Lien Term Loan	1,305	Repay MHGE Senior Notes	800
New Senior Unsecured Notes	670	Repay MHSE Term Loan(1)	245
		Prepayment penalties(3)	61
		Estimated transaction fees and expenses	55
Total sources	**$2,135**	**Total uses**	**$2,135**

Pro forma capitalization

($ in millions)

	MHGE Standalone			MHGE Standalone			MHSE Standalone			MHE							
												Pro forma financing			Pro forma IPO		
	At LBO	EBITDA multiple			EBITDA multiple			EBITDA multiple					EBITDA multiple			EBITDA multiple	
	3/22/13	Net	Gross	12/31/15	Net	Gross	12/31/15	Net	Gross	12/31/15	Adj.	12/31/15	Net	Gross	12/31/15	Net	Gross
Cash	$91			$311			$237			$553	(160)	$393			$393		
New Revolver(2)										–	–	–			–		
MHGE Revolver	35	NM	0.1x	–			–										
MHSE ABL	–			–			–			–	–	–			–		
MHGE Term Loan	810	1.9x	2.1x	674(1)	1.0x	1.8x	–			674(1)	(674)	–			–		
MHSE Term Loan	–			–			245(1)	0.1x	1.8x	245(1)	(245)	–			–		
New First Lien Term Loan	–			–			–			–	1,305	1,305	1.8x	2.5x	1,305	1.8x	2.5x
MHGE Senior Notes due 2021	800	1.9x	2.1x	800	1.3x	2.1x				800	(800)	–			–		
New Senior Unsecured Notes	–			–			–				670	670	0.5x	1.3x	670	0.5x	1.3x
Total OpCo debt	**$1,645**	**4.1x**	**4.4x**	**$1,474**	**3.1x**	**3.9x**	**$245**	**0.1x**	**1.8x**	**$1,719**		**$1,975**	**3.1x**	**3.8x**	**$1,975**	**3.1x**	**3.8x**
MHGE Holdco Notes due 2019	–			500	4.4x	5.2x	–			500	–	500	4.0x	4.8x	–		
Total debt including HoldCo	**$1,645**	**4.1x**	**4.4x**	**$1,974**	**4.4x**	**5.2x**	**$245**	**0.1x**	**1.8x**	**$2,219**		**$2,475**	**4.0x**	**4.8x**	**$1,975**	**3.1x**	**3.8x**
Interest expense				**$153**			**$15**			**$168**		**$163**			**$120**		
FY2012 MHGE PF Adj. EBITDA	**$378**																
FY2015 MHGE PF Adj. EBITDA				**$380**													
FY2015 MHSE PF Adj. EBITDA(4)							**$136**										
FY2015 MHE PF Adj. EBITDA(5)										**$516**		**$516**			**$516**		

The combination of obligors and debt refinancing represents meaningful liquidity and capital structure improvement without materially impacting the leverage profile. The Company also intends to complete an IPO, and the proceeds would be used to prepay the HoldCo Notes

Note: The above tables sets forth the estimated sources and uses of funds in connection with the Transaction, assuming it occurred on December 31, 2015 and based on amounts outstanding on that date. Interest expense does not include undrawn RCF / ABL expenses.

(1) MHGE term loan balance does not reflect mandatory amortization and debt prepayment of $72.5 million that occurred on 4/1/16, regular amortization of $1.7 million on 3/31/16, or MHSE regular amortization of $0.6 million on 3/31/16.

(2) Revolver capacity of $350 million.

(3) Assumes tender price of 107.6 to take out MHGE senior notes.

(4) MHSE PF Adj. EBITDA reflects $(7) million of Other.

(5) MHE PF Adj. EBITDA reflects the impact of $30 million of identified pro forma cost savings remaining to be realized since Apollo's acquisition in 2013.

4

6 Apollo and other Investors McGraw-Hill Education, Inc. (“Issuer”) MHE Acquisition, LLC (“AcquisitionCo”) MHE US Holdings, LLC (“Parent”) MHGE Parent, LLC (“HoldCo”) MHGE Parent Finance, Inc. $500 million HoldCo Notes expected to be paid off with IPO proceeds Pro forma for the Transaction, both McGraw-Hill Global Education and McGraw-Hill School Education will be wholly owned subsidiaries of McGraw-Hill Global Education Holdings, LLC and will contribute cash flows and collateral to the new Credit Facilities Guarantee of Senior Secured Credit Facilities McGraw-Hill Global Education Intermediate Holdings, LLC (“Holdings”) McGraw-Hill Global Education McGraw-Hill School Education McGraw-Hill Global Education Holdings, LLC (“MHGE”) Pro forma corporate structure New $350 million Revolver New $1,305 million First Lien Term Loan New $670 million Senior Unsecured Notes S-1 filer and reporting entity prospectively

Introducing McGraw‐Hill Education 7 Innovative learning science company World-Class Portfolio of High Value-Add Digital Learning Solutions Marquee Products Containing Proprietary and Exclusive Content Transformed Business to Drive Growth Recognized Strong Global Brand Innovative Learning Science Company Innovative learning science companyInnovative L r i S i Co pany Higher Ed % Digital 21.9% 9% 22% 38% 2008 2011 2014 45% 2015

World Renowned Brand Built over 125+ Years… …Through Leading Content… …And Expansive Scale 14,000 authors and educators in Higher Education and K-12 5,000 Higher Education institutions served Nearly 1,450 person Higher Education and K-12 sales force 13,000+ K-12 school districts served Unique competitive attributes are difficult to replicate “McGraw-Hill Education is clearly committed to being a prominent leader in what is sure to emerge as a major market during the coming years.” – Forbes, March 2013 “A well-known name in the field, McGraw-Hill Education is making what appears to be an ambitious step in the direction of…provid[ing] teachers with specially tailored content…by launching a platform that allows K-12 teachers to draw from a library of resources and assemble their own course materials, chapter-by-chapter, subject-by-subject” – Education Week, April 4, 2014 8 135+ Countries Nearly 60 Languages 4,750+ employees globally

A $2 billion business organized in four operating segments to serve multiple markets

($ in millions)

	Higher Education	K-12	International	Professional
Description	▪ Leading provider in the U.S. higher education market to students, instructors and institutions with adaptive digital learning tools, digital platforms, custom publishing solutions and traditional textbook products ▪ Top 3 player with 21% market share[1]	▪ Leading provider in the U.S. K-12 curriculum and learning solutions market selling directly to K-12 school districts across the U.S. with blended print and digital education solutions[1] ▪ Top 3 player in the U.S. K-12 education curriculum market with 24% share[2]	▪ Provider of extensive product portfolio to the higher education, K-12 and professional markets in over 135 countries outside the U.S. ▪ Leverages the Company's global scale, brand recognition and extensive high quality product portfolio to provide products and solutions in ~60 languages	▪ Leading provider of medical, technical, engineering & business content, and training solutions for the professional, education and test prep communities including sales to over 2,700 customers including corporations, academic institutions, libraries and hospitals
FY2015 Adjusted Revenue (% of total)	 40% $825	 39% $798	 15% $308	 6% $123
FY2015 Digital % of total Adjusted Revenue	45%	37%	11%	47%
FY2015 Adjusted EBITDA[3] (% of total)	 60% $296	 27% $131	 7% $33	 7% $32
Adjusted EBITDA margin	36%	16%	11%	26%

Note: Results may not sum due to rounding.
(1) Higher Education Market Share: AAP data.
(2) K-12 New State Adoption Market Share: AAP data.
(3) Adjusted Revenue and Adjusted EBITDA will not sum to total MHE Adjusted Revenue and the total MHE Adjusted EBITDA due to the exclusion of the "other" reporting segment.

9

Significant improvement since the acquisition in 2013

Financial Sponsor Investment Themes	The Results
Strong Leadership Team	▪ Enhanced with addition of world-class leaders across the business – New CEO, Presidents of each business unit, CIO, and Head of Communications
Significant Cost Savings Opportunity	▪ Cost reduction program has actioned run-rate savings of $160 million resulting from historically undermanaged subsidiary ▪ Separation from former parent complete ▪ Cost savings have bolstered digital investment as annual digital learning solutions spending has increased from less than $90 million in 2012 to approximately $180 million in 2015
Rapidly Growing Digital Portfolio	▪ Focus on adaptive learning drives better student outcomes ▪ Achieved a leading position in digital – Higher Education digital Adjusted Revenues grew at a 18% CAGR since 2012 with e-commerce channel generating $140 million in FY2015 Adjusted Revenues – U.S. K-12 digital Adjusted Revenues grew at a 50% CAGR since 2012 – Continued investment in best-in-class digital capabilities – 37% of MHE Adjusted Revenue from digital in 2015 vs.19% in 2012 ▪ Displacing used and rental markets dramatically increases the Company's addressable market
Strong Financial Performance & Free Cash Flow	▪ Adjusted EBITDA CAGR of 5.6% and 278 bps margin expansion since 2012 ▪ Generated nearly $1.9 billion in cumulative Free Cash Flow from Operations from 2012 to 2015
Successful Business Repositioning	▪ 160 bps of Higher Education market share taken from 2012 to 2015 ▪ Implemented and achieved dramatic turnaround in K-12 ▪ Repositioned International business for future profitable growth – International business grew in 2015 on a constant currency basis

10

11 Print/Digital Mix – % Higher Ed. Adjusted Revenue 71% 59% 47% 38% 33% 37% 13% 19% 24% 28% 29% 18% 16% 22% 29% 34% 38% 45% 2010 2011 2012 2013 2014 2015 Traditional Print Custom Print Digital Print/Digital Mix – % K-12 Adjusted Revenue 95% 94% 88% 78% 71% 63% 5% 6% 12% 22% 29% 37% 2010 2011 2012 2013 2014 2015 Traditional Print Digital $10 Higher Education K-12 Note: Results may not sum due to rounding. Digital has grown to comprise a large portion of Higher Ed  and K‐12 Adjusted Revenue

Digital Platform Group Designed to facilitate student-instructor interaction Help students study more effectively and efficiently by guiding them through a personalized experience Unified approach to digital innovation… 12 Open Digital Learning Environment Adaptive / Intelligent Content Centralized DPG function leveraged to support all digital products and segments

How does MHE knows it works? "Informed Learning" and "Engagement"

Informed Learning: Understanding how learners learn



10 students start 9th grade(1)
7.5 graduate from high school
5.1 enter college
2.9 graduate college

"The Science of Learning"



Student Engagement
Predictive / Adaptive Analytics
Data Access & Reporting
Improved Learning Outcomes

Adaptive Drives Outcomes

Studies have demonstrated that MHE's *LearnSmart* solution has consistently improved student outcomes

5.0 billion[2]

Interactions with students through *LearnSmart* since inception

McGraw Hill Education

+ Engagement: Gets the most out of every study minute

Activations	FY2015	Vs. FY2014
Connect / LearnSmart	3.0 million	+16%
Instructor Assignments Created	*10 million*	*+47%*
Student Assignments Submitted	*89 million*	*+14%*
ALEKS (Higher Education and K-12)	1.7 million	+14%
LearnSmart Interactions	5.0 billion	*Growing ~100 million/month*



At Jefferson Community and Technical College in the first semester after introducing SmartBook, the number of students earning A's and B's increased 10% from 56% to 66%

= Learning Science

Continuously Improve the process

(1) U.S. Department of Education, 2011.
(2) As of 12/31/15.

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Adaptive is best for students: Higher Ed growing rapidly 2 2 4 5 40 573 1,007 1,400 2008 2009 2010 2011 2012 2013 2014 2015 Adaptive offered for most introductory courses in Higher Education  McGraw-Hill Education now offers students Connect Plus (Connect, SmartBook and LearnSmart) which has the option of adding a print version for as low as $25 Number of Higher Education Adaptive Products Offered Benefits of Adaptive Technology  For the student:  Reduced price to the student (~$120 vs. $250 for a book)  Improved learning outcomes  For McGraw-Hill Education:  Disintermediates the used and rental printed textbooks  Improved business model with greater visibility, predictability, margins and free cash flow generation  More direct relationships with end users  More efficient and less expensive creation and updating of content  Improved learning experience through continuous feedback from billions of student interactions with adaptive tools Note: Prices represent retail prices to students. 14 +

Industry leading platform: DPG and the Digital Learning Ecosystem 15 DPG developed a unified framework called The McGraw-Hill Education Digital Learning Ecosystem for digital development and market offerings  Go to market in an easy to use, engaging, efficient and effective open platform  Own key platform technologies that touch both the educator and learner and create sustainable value  Shift content and course development from book-centric to digital first and modular  Enable personalized learning via adaptive and data- aware/data-generating learning interactions  Compete on the basis of outcomes and ease of use  License and implement enabling technology for enhanced web footprint and commerce capabilities Lead and manage product technology roadmap, focus on shared technology, learning analytics, platform interoperability and agile development  Designed, built and shipped new products such as SmartBook, new releases of Connect and enhancements of Connect and LearnSmart  Acquired and integrated ALEKS, Area9 and Engrade product and engineering organizations  Leverage collaborations (e.g., Microsoft)  Headquartered in Boston Innovation Center  475 full-time DPG employees, including more than 210 engineers, over 75 user experience designers, 80 technical product managers, over 20 data scientists and software solutions architects and over 80 customer-facing and associated support staff Digital Platform Group (DPG) Overview Digital Learning Ecosystem (DLE) MHE owns and controls all of its key technology solutions

Digital is transforming learning and McGraw‐Hill  Education’s business model 16 Then: Print First Now: Digital First One Size Fits All Premium Pricing Book First Outcomes Not Readily Known Content Updated in Revision Cycles Sizable Pre-Publication Investment Robust Secondary Market Third Party Sales Channels Adaptive and Personalized Lower Prices Open Outcomes Focused and Measurable in Real-Time Data-Driven Instruction Dynamic Content Updates Lower Pre-Publication Investment Higher Sell Through Direct to Consumer Benefits to Students and Instructors Benefits to McGraw-Hill Education Unable to Aggregate and Share Data Capital Intensive Asset-Light Model Digital, adaptive products benefit both the market and McGraw-Hill Education

Learning focus and digital expertise unlock growth models 17 Licensing in Education Market  Universities and academic publishers  Partner content in partner language  Features designed for partner’s market Professional Training for Corporate Market  Transformed corporate university  Personalized training  Data driven professional development  License content and reporting and analysis tools 1 2 Leading Software and Platform Expertise Adaptive Technology Proven Processes Training and Support

Successfully transitioning to digital 3 Leading player with a storied brand and global scale 2 Significant cost savings actioned and realized 4 Highly experienced leadership team 6 Favorable underlying secular market trends 1 Strong financial performance & free cash flow profile 5 Summary key investment highlights  18

 Widely recognized brand with expansive scale − 1,450 person global sales force with extensive relationships − 5,000+ Higher Education institutions and 250,000 professors − 13,000 school districts in across the U.S. − Cover 135 countries and ~60 languages  Diversified portfolio of education businesses mitigates the cyclicality of the individual segments − 160 bps of market share growth in Higher Ed from 2012-2015 − Leader in 2015 K-12 new adoptions with 39% share(3)  Proprietary and unique content, developed over many years, with first mover advantage in digital adaptive learning − 1,400+ digital adaptive products offered in Higher Ed − All major K-12 curriculum/learning solutions offered in digital − Significant investment in best in class Digital Platform Group ~$180 million in 2015 – doubled since 2012  Digital driving growth and improved student outcomes − Higher Ed Digital Adjusted Revenue grew at 18% CAGR since 2012; ~45% of total FY2015 − K-12 Digital Adjusted Revenue grew at 50% CAGR since 2012; ~37% of total in FY2015 − 5 billion student interactions on LearnSmart and significant growth in usage − Digital learning solutions offered at an affordable price to students − Leveraging digital capabilities to adapt and localize content to drive international growth  Growing market for learning solutions − Higher Education: $4 billion new instructional materials market(1) in addition to ~$3 billion used and rental substitutes market(2) − K-12: $5.6 billion instructional materials market(3) − Increasing U.S. enrollments − Growing opportunity outside the U.S.  Macroeconomic / budget pressures driving change in education at K-12 and Higher Education − Disparity between funding and student outcomes − Public policy initiatives aimed at improving student outcomes − Affordability in Higher Education  Educators and students increasingly embracing digital learning solutions − 77% of professors adopting a digital learning system (e.g. Connect) require it be purchased for class(4) − K-12 demands a blended digital/print approach to learning as tech infrastructure continues to evolve − Higher Education students seeking affordable options 1 Favorable underlying secular market trends Industry benefits from a focus on educational outcomes 19 Key Trends in Learning MHE Competitive Strengths MHE has and continues to capitalize upon a growing addressable market in both U.S. Higher Ed and K-12 (1) Management Practices Inc. as of 2015. (2) Complete College America Veronis Shuler Stevenson. (3) According to Simba Information data for the 2015-2016 school year. (4) 2015 Book Industry Study Group, Inc.

McGraw Hill Education

2 Leading player with a storied brand and global scale

Well established brand equity and proprietary content allow MHE to take significant market share in the Higher Ed market...

- Higher Education instructional content sector historically a stable, consolidated market
  - Highly fragmented customer base, as products are marketed to thousands of professors
  - New entrants have very little success penetrating the market
- Well established brand developed over 125+ years
- Longstanding sales force relationships with individual professors
  - Products provide strong instructor benefits including the ability to take a just-in-time approach to teaching, the facilitation of greater interaction with students and the support of more personalized learning
- Proprietary content developed through long-term, exclusive relationships with leading authors
  - Best-in-class portfolio of digital solutions focused on adaptive and personalized learning

Higher Education Market Share (2012 – 2015)



+160 bps
19.1%
20.0%
20.5%
20.7%
2012
2013
2014
2015

Digital transition creating unique opportunity for Higher Education to capture market share, as professors adopt the most impactful and robust digital solutions

Source: Management Practice Inc.

20

2 Leading player with a storied brand and global scale

...along with strong digital momentum in K-12 bolstered by improving market conditions over the next three years

Large But Variable Adoption Market Opportunity [1]



($ in millions)
$2,918
687
822
1,409
$2,457
301
866
1,290
$2,595
430
815
1,350
$2,943
950
700
1,293
$2,794
700
770
1,324
$2,771
650
770
1,351
$2,868
750
700
1,418
$3,139
950
700
1,489
2011
2012
2013
2014
2015
2016E
2017E
2018E
Open Territory
Adoption Residual
New Adoption

- Large addressable adoption and open territory market at nearly $3 billion of annual spend
- Healthy new adoption market recovering from recession
  - MHE plans to grow from 75% new adoption participation in 2015 to nearly 100% by 2018
- Open territory market less cyclical than adoption market

Increasing Contribution from Digital Products



($ in millions)
'11 – '15: CAGR: 55%
$51
6%
$86
12%
$146
22%
$215
29%
$292
37%
2011
2012
2013
2014
2015
Digital Revenue / % of K-12 Adjusted Revenue

- Enormous digital groundwork already in place
- Offer all major curriculum and learning solutions in digital format
- MHE increased K-12 market share over 300 bps in 2015 according to AAP; according to Simba, MHE was the leader in 2015 K-12 new adoptions with 39% market share

2016-2018 K-12 adoption revenue expected to be significantly higher than trough in 2012

(1) Piper Jaffray February 2016 estimate.

21

McGraw Hill Education

3 Successfully transitioning to digital

Strong digital revenue growth momentum in Higher Education

Digital Revenue Highlights

- Portfolio of proprietary content developed over 125+ years and built around market leading titles has been the foundation of transformation into a large and growing digital learning solutions provider
  - Higher Education Digital Adjusted Revenue has grown at a CAGR of 30% since 2008
- Market leadership has uniquely positioned MHE to extend its portfolio of traditional print products by offering digital alternatives and new digital solutions that incorporate existing content and curriculum
  - For example, 77% of the instructors who use an integrated digital learning system, such as the *Connect* platform, require the purchase of that system for their courses[1]
- Sales of digital units in Higher Education exceeded print units for first time in 2015

Higher Education Digital Revenue



($ in millions)
Connect / LearnSmart / SmartBook
Standalone eBooks(2)
Experiential / Other Digital(3)
'08- '15 CAGR
30%
(3%)
20%
67%
$61
39
14
8
$185
65
31
89
$322
34
52
236
$374
31
50
293
2008
2011
2014
2015

Integration of digital solutions in course instruction increases sell through and switching costs in future semesters

(1) 2015 Book Industry Study Group, Inc.
(2) When an eBook is sold as part of a *Connect* bundle, the sale is recorded as a *Connect* sale.
(3) Decline in Experiential is largely due to reclassification of homework products to *Connect / LearnSmart*.

22

Note: Refer to appendix for reconciliation of non-GAAP revenue. (1) Management Practice Inc. as of December 2015. (2) Implied market size based on Management Practice Inc. data (2015) on new instructional materials market and VSS report on market share of rental and used textbooks (2013). (3) 38% of overall market derived from Veronis Shuler Stevenson (VSS), Student Monitor (2013). 23 Higher Education Instructional Materials Market MHE 2015 Higher Education Adj. Revenue New Instructional Materials Market Entire Instructional Materials Market Opportunity to increase share Disintermediation of Used & Rental 21% Market Share $3Bn Used & Rental Market (3) $4Bn(1) $7Bn(2) $825MM MHE MHE MHE Non-McGraw- Hill Education New Instructional Materials Market Used and Rental Market Non-McGraw- Hill Education New Instructional Materials Market Successfully transitioning to digital Disintermediation in the Higher Education market providing significant  growth opportunities 3 Digital leadership makes MHE well positioned to gain share of the larger addressable market with the disintermediation of used and rental textbooks

Capture rate 9 18 26 35 44 53 62 71 79 88 97 106 12 20 27 33 37 40 51 59 68 71 74 77 1 2 3 4 5 6 7 8 9 10 11 12 Cumulative Digital Solution Sales Cumulative Print Book Sales 24 Source: Management. Note: Based on Company experience, 90% figure for digital sales in chart above assumes (1) 90% adoption of the entire suite of digital solutions and (2) 90% of all students must participate through digital solutions to receive a course grade. Prices above reflect current wholesale market prices for eBooks and digital solutions. Successfully transitioning to digital New digital formats have significantly improved product economics … 3 Illustrative Higher Education Cumulative Revenue, Print vs. Digital Editions at a Single Course with 100 Students ($ in thousands)  Digital solutions tend to generate more revenue per six-semester publishing cycle relative to print − Sell through rates on digital solutions are vastly higher than print because they preclude resale to the used and rental markets  All-print: − Semester 1: substantially all books are new − Subsequent semesters: readily available used and rental alternatives to new print books  All-digital: − All students purchase new digital solutions each semester − Digital solutions bundled with eBooks further magnify the gross profit per semester Average Print Book Price Assumed: $130 Average Digital Solutions Price Assumed: $98 First Edition Second Edition Semester 90% 65% 55% 45% 30% 25% 85% 60% 50% 40% 25% 20% 90% 90% 90% 90% 90% 90% 90% 90% 90% 90% 90% 90% Print Digital

$0.0 $1.0 $2.0 $3.0 $4.0 Yr 1 Yr 3Yr 2 Adaptive has historically been an incremental revenue opportunity, not a one-for-one traditional textbook replacement $0.0 $1.0 $2.0 $3.0 $4.0 $0.0 $1.0 $2.0 $3.0 $4.0 Yr 1 Yr 2 Tail Yr 1 Yr 2 Tail ($ in millions) 2013 © Edition Textbook + Adaptive+ Custom & Digital Experiential Other Digital eBookConnect platform LearnSmart Adaptive Textbook (Custom)Textbook (Traditional) Actual results for a 3 Edition Evolution of an Economics Textbook: 2008-2013© 2008 © Edition 2010 © Edition $4.3 $5.8 $8.1 25 Successfully transitioning to digital ...and the potential to recapture share from the used and rental markets 3

45 75 28 56 17 29 Original Target Actioned-to-Date 23 48 69 P&L Realization 26  $160 million cost reductions actioned to date (177% of target) resulting from undermanaged subsidiary  ~$140 million cost reductions realized in P&L to date – ~$30 million of identified cost savings ($20 million actioned) remaining to be realized since Apollo’s acquisition in 2013; largely related to IT optimization and real estate rationalization  Successful cost savings initiatives help fund increased digital investment(1) – Annual digital learning spend increased from less than $90 million in 2012 to approximately $180 million in 2015  Office and warehouse rationalization  Outsource digital customer support and warehouse operations  Organizational optimization  IT consolidation / rationalization  Vendor pricing and contract negotiations  Operational process improvement $90 +177% $140 $160 2015 2014 2013 ($ in millions) ($ in millions) Total McGraw-Hill Education Actioned Savings Cost Reduction Operational Levers Cost Reduction Program: Actioned Savings Realized Savings Significant cost savings actioned and realized 4 (1) Data as of 12/31/15.

$324 $945 $1,454 $1,885 2012 2013 2014 2015 $324 $621 $509 $431 2012 2013 2014 2015 Significant ability to make additional digital investment, complete acquisitions or service debt 27 Note: Refer to appendix for reconciliation of non-GAAP figures. (1) Free Cash Flow from Operations is defined as Adjusted EBITDA as further adjusted to reflect changes in working capital from continuing operations (excluding deferred taxes and deferred revenue) and non-pre-publication capital expenditures. ($ in millions) ($ in millions) FY2015 Adjusted EBITDA $486 (–): Capex(1) (41)  Minimal capex since acquisition averaging less than 2% of Adjusted Revenue per annum  Working capital dynamics driven by digital transformation and efficiency initiatives(+)/(–): Changes in working capital from operations (14) Free Cash Flow from Operations $431 (1) 78% 143% 108% Total McGraw-Hill Education Free Cash Flow from Operations Summary Free Cash Flow from Operations / Adjusted EBITDA Conversion Cumulative Free Cash Flow from Operations ($ in millions) 89% Strong financial performance & free cash flow Strong free cash flow generation resulting from favorable  operating fundamentals 5

6 Highly experienced leadership team



David Levin
CEO, MHE
- Joined McGraw-Hill in 2014
- Former CEO, UBM, Symbian Software and Psion PLC
- BA and MA, Oxford University; MBA, Stanford University



Patrick Milano
EVP, CFO, CAO
- Joined McGraw-Hill in 1981, rejoined Education in 2012
- 30 years in Finance include education, credit markets and investment services
- BA, Rutgers; MBA, Monmouth; CPA



Peter Cohen
Group President, U.S. Education
- Joined McGraw-Hill in 2013
- Former chief executive of Pearson Education's School division
- BA, University of Redlands



Mark Dorman
President, Professional and International
- Joined McGraw-Hill in 2013
- Former president and CEO of Wolters Kluwer Law & Business
- Graduate of RMA Sandhurst



Stephen Laster
Chief Digital Officer
- Joined McGraw-Hill in 2012
- Former CTO, Harvard Business School
- BA, Bowdoin College; MBA, Babson



Angelo DeGenaro
Chief Information Officer
- Joined McGraw-Hill in 2004, rejoined Education in 2015
- Previous IT leadership at CIGNA Corporation and Citicorp
- BA, NYU; MA, Polytechnic University



Sally Shankland
President, Higher Education
- Joined McGraw-Hill in 2015
- Former CEO of UBM Americas
- BA, San Francisco State University



Chris Willig
President, School
- Joined McGraw-Hill in 2011
- Former president and chief executive officer of Math Solutions
- BA, University of Notre Dame

28

Attractive financial model driven by the transition to  digital…  Positive secular trends including digital / personalized learning, globalization, standards-focus  Growing global opportunities for digital content and learning solutions  K-12 adoption and open territory market recovery  Potential for significant organic and inorganic growth in international and professional markets Market Tailwinds  Leading position in development and delivery  Significant opportunity to disintermediate used and rental printed textbooks with digital solutions − Digital has been largely complementary to a printed text in Higher Education − Digital growth offsetting print decline  Top-line growth, recurring revenue, lower returns and positive margin impact  User statistics growing faster than revenues, indicating rapid market penetration and user engagement  Digital Platform Group (DPG) expenditures will stabilize as major initiatives and foundational investments conclude Digital Benefits Free Cash Flow  Robust free cash flow-generating model with low capex and best-in-class margin profile  Asset-light digital model  Minimal working capital investment through the forecast period  Cash taxes expected to remain low as a result of the asset step-up at acquisition  K-12 cash flow is exceptionally strong, but not reflected in GAAP earnings  Substantial and growing cash flow for investment 29

$324 $621 $509 $431 2012 2013 2014 2015 1,918 1,819 1,856 1,835 61 151 179 221 2012 2013 2014 2015 …resulting in strong financial performance 30 Diversified top-line growth since acquisition CAGR ’12 – ‘15: 1.3% $1,978 $1,970 $2,035 Adjusted Revenue ($ in millions) Total McGraw-Hill Education $2,055 Change in deferred revenueRevenue 353 284 293 265 61 151 179 221 2012 2013 2014 2015 Margin expansion driven by cost savings initiatives and shifting business mix offset by digital investment Adjusted EBITDA / Margin % 21% 22% 23% $413 $435 $472 CAGR ’12 – ‘15: 5.6%: Margin +280 bps $486 24% Change in deferred revenueEBITDA Note: Free Cash Flow from Operations is defined as Adjusted EBITDA as further adjusted to reflect changes in working capital from continuing operations (excluding deferred taxes and deferred revenue) and non-pre-publication capital expenditures. Refer to appendix for reconciliation of non-GAAP figures. Substantial, sustained, free cash flow generation Free Cash Flow From Operations / Adjusted EBITDA Conversion % 78% 143% 98%108% Cumulative Free Cash Flow From Operations ’12 – ’15: $1.9 billion $377 $497 $627 $759 2012 2013 2014 2015 Digital Adjusted Revenue / % Total Leading position in adaptive learning 78% 143% 108% 89% 19% 25% 31% 37% CAGR ’12 – ‘15: 26

Note: Refer to appendix for reconciliation of non-GAAP figures. (1) Excludes discontinued operations. (2) Excludes any pre-publication investment. (3) Excludes impact of purchase accounting. 31 Pre-Publication Investment / % Adjusted Revenue(1) More efficient pre-publication expenditures and the shift of expenses to opex as part of the digital transformation and perpetual revision cycle $169 $122 $87 $99 2012 2013 2014 2015 9% 6% CapEx(2) / % Adjusted Revenue(1) Significant digital investment and highly selective outsourcing lowers capex $21 $10 $41 $41 2012 2013 2014 2015 1% 1% Inventory / % Adjusted Revenue(3) Portfolio rationalization, digital conversion, sourcing savings $232 $194 $182 $169 2012 2013 2014 2015 ($ in millions) Total McGraw-Hill Education 4% 2% Growing digital business leads to “asset‐light” model 12% 10% 8% 5% 2% 9% Adjusted EBITDA metric is shown on a post-plate basis and is already inclusive of all pre-publication investment

Strong Company: Brand, technology, content,  performance, financial, capabilities, people  Recognized strong global brand  Leading digital platform  Comprehensive portfolio of instructional resources and content, adaptive technology, learning solutions & subscription-based information  Leading position in applying learning science will drive growth in core revenues with expansion opportunities  Turnaround positions International business for future growth  Highly talented senior management team  Strong execution capabilities and cost management discipline 32

Successfully transitioning to digital 3 Leading player with a storied brand and global scale 2 Significant cost savings actioned and realized 4 Highly experienced leadership team 6 Favorable underlying secular market trends 1 Strong financial performance & free cash flow profile 5 Summary key investment highlights  33

Q&A

Appendix:  Financial support

FY2012 FY2013 FY2014 FY2015 GAAP revenue $1,918 $1,819 $1,856 $1,835 Change in deferred revenue 61 151 179 221 Adjusted Revenue $1,978 $1,970 $2,035 $2,055 Net (loss) income from continuing operations ($276) ($222) ($313) ($100) Interest expense / income (2) 138 182 193 Provision / benefit from taxes (20) (151) 113 6 D&A and pre-publication investment amortization 229 189 206 213 Reported EBITDA (68) (45) 187 312 1 Change in deferred revenue 61 151 179 221 2 Restructuring and cost savings implementation charges 62 38 40 24 3 Sponsor fees – 1 4 4 4 Impairment charge 413 – 24 – 5 Purchase accounting – 313 42 – 6 Transaction costs – 57 4 – 7 Acquisition costs – 5 4 – 8 Physical separation costs – 8 47 – 9 Pre-publication investment cash costs (169) (122) (87) (99) 10 Elimination of corporate overhead / standalone cost savings 116 – – – 11 Other (2) 30 29 25 Adjusted EBITDA $413 $435 $472 $486 12 Pro forma cost savings 30 Pro forma Adjusted EBITDA $516 Revenue and EBITDA reconciliation 36 ($ in millions)

1. Company receives cash up-front for most product sales but recognize revenue (primarily related to digital sales) over time recording a liability for deferred revenue at the time of sale. This adjustment represents the net effect of converting deferred revenues (inclusive of deferred royalties) to a cash basis assuming the collection of all receivable balances. 2. Represents severance and other expenses associated with headcount reductions and other cost savings initiated as part of the Company’s formal restructuring initiatives to create a flatter and more agile organization. 3. Beginning in 2014, $3.5 million of annual management fees was recorded and payable to Apollo. 4. An impairment charge was recorded in 2014 to reduce the recorded value of an owned office building to its estimated fair value based upon an independent appraisal. In addition, a goodwill impairment charge was recorded in 2012 relating to the K-12 reporting unit. 5. Represents the effects of the application of purchase accounting associated with the Founding Acquisition, driven by the step-up of acquired inventory. The deferred revenue adjustment recorded as a result of purchase accounting has been considered in the deferred revenue adjustment. 6. The amount represents the transaction costs associated with the Founding Acquisition. 7. The amount represents costs incurred for acquisitions subsequent to the Founding Acquisition including ALEKS, LearnSmart and Engrade. 8. The amount represents costs incurred to physically separate the Company’s operations from The McGraw-Hill Companies, Inc. These physical separation costs were incurred subsequent to the Founding Acquisition and concluded in 2014. 9. Represents the cash cost for pre-publication investment during the period excluding discontinued operations. 10. Represents stand-alone cost savings to reflect the Company’s expectation that costs incurred on a stand-alone basis will be lower than costs historically allocated to McGraw-Hill Education, LLC by The McGraw-Hill Companies, Inc. These allocations were primarily related to services and expenses including (i) global technology operations and infrastructure; (ii) global real estate occupancy; (iii) employee benefits; and (iv) shared services such as tax, legal, treasury, and finance. In addition, general corporate allocations for executive management costs incurred by The McGraw-Hill Companies, Inc. were allocated to the business prior to Q1 2013. 11. Represents various expenses including (i) non-cash incentive compensation expense; (ii) elimination of the gain on investment/assets (iii) cash distributions to noncontrolling interest holders (iv) one-time change in vacation accounting policies and/or (v) other adjustments permitted required under the indentures governing the existing credit agreements. 12. Pro forma cost savings represents the run-rate impact of cost savings attributable to initiatives implemented and those the Company believes can be implemented in the next twelve months, but does not reflect the estimated costs MHE expects to incur to implement these savings. These cost savings relate primarily to supply chain initiatives, vendor management, increased utilization of outsourcing arrangements as well as continued streamlining of the Company’s operations as a stand-alone entity. EBITDA reconciliation (cont’d) 37

38 EBITDA, a measure used by management to assess operating performance, is defined as income from continuing operations plus interest, income taxes, depreciation and amortization, including amortization of prepublication costs (“pre-publication investment”). Adjusted EBITDA is defined as EBITDA adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing our senior secured notes and/or our new senior secured credit facilities. Adjusted EBITDA reflects the impact of cash spent for pre-publication investment. Pre-publication investment costs, reflecting the cost of developing education content, are capitalized and amortized. These costs are capitalized when the title is expected to generate probable future economic benefits and are amortized upon publication of the title over its estimated useful life of up to six years. Adjusted EBITDA reflects EBITDA as defined in the First Lien Credit Agreement and the Bond Indenture. Each of the above described EBITDA-based measures is not a recognized term under U.S. GAAP and does not purport to be an alternative to income from continuing operations as a measure of operating performance or to cash flows from operations as a measure of liquidity. Additionally, each such measure is not intended to be a measure of free cash flows available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Such measures have limitations as analytical tools, and you should not consider any of such measures in isolation or as substitutes for our results as reported under U.S. GAAP. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the business than U.S. GAAP results alone. Because not all companies use identical calculations, these EBITDA-based measures may not be comparable to other similarly titled measures of other companies. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax rules in the jurisdictions in which companies operate, and capital investments. In addition, EBITDA provides more comparability between the historical operating results and operating results that reflect purchase accounting and the new capital structure. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA and Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. EBITDA and Adjusted EBITDA

Recent business highlights 39  Sales of digital units in Higher Education exceeded print units for first time in 2015 − Higher Education Digital Adjusted Revenue increased 16% in 2015 and expanded 700 bps as a % of total Adjusted Revenue − Digital sales through proprietary e- commerce channel have increased significantly (52% CAGR) since 2012 − Further strengthened leadership position in adaptive learning with double digit growth across key digital platforms and products  Students purchase digital solutions closer to the start of the semester (primarily September and January) and shift digital sales from Q4 to Q1 and Q2 to Q3  Adjusted EBITDA grew 1% in 2015 from margin improvement from digital sales and ongoing cost savings benefits offset slightly lower print Adjusted Revenue (1) According to AAP data. (2) According to Simba Information data. Higher Education U.S. K-12 International / Professional  Digital Adjusted Revenue grew 36% in 2015 and expanded 800 bps to 37% of total Adjusted Revenue versus 29% in 2014  K-12 market share increased over 300 bps to 24% in 2015, largely due to market share gains in new adoptions across secondary social studies in Texas, high school math in Texas and K-8 math in California(1); MHE achieved 39% market share across all K-12 new adoptions in 2015, and achieved 54% and 57% market share across new adoptions in grades 6-8 and 9-12, respectively(2)  K-12 Adjusted Revenue grew 9% driven by the strong performance in new adoptions in 2015 despite a smaller overall new adoption market and a softer open territory market  Adjusted EBITDA grew 13% in 2015 due to the strong Adjusted Revenue growth, favorable gross margin and incremental cost savings partially offset by higher pre- publication investment  International Adjusted Revenue turned positive in 2015 on a constant currency basis  International Digital Adjusted Revenue increased 10% in 2015 due to strong digital sales in the Middle East and Australia  Despite multiyear contract renewals deferred to 2016 to correspond with scheduled software enhancements, Professional digital subscription on the Access Platform grew more than 3% with retention rates over 90% − Favorable digital subscription renewals were more than offset by print rationalization efforts across the portfolio MHE Adjusted Revenue has grown at a 1% CAGR and Adjusted EBITDA has grown at a 6% CAGR from 2012 – 2015, despite growing DPG spend by $90 million from 2012 to 2015

McGraw Hill Education

Attractive financial model

Total MHE Adjusted Revenue[1]


($ in millions)
CAGR
$1,978
$500
$698
$780
2012
$1,970
$480
$677
$811
2013
$2,035
$463
$734
$838
2014
$2,055
$431
$798
$825
2015
1%
(5%)
5%
2%

Total MHE Adjusted EBITDA[1][2]


($ in millions)
CAGR
$413
$77
$57
$280
2012
$435
$75
$75
$275
2013
$472
$75
$116
$293
2014
$486
$65
$131
$296
2015
6%
(5%)
32%
2%

Higher Education | School | International & Professional

Commentary

- Digital transition in Higher Education is progressing quickly with strong digital activation growth and Adjusted Revenue growth across *Connect / LearnSmart* and *ALEKS*
- U.S. K-12 business growing and taking share due to strong execution in new adoptions and growing new state adoption market as the economy has recovered
- Professional business is transforming from a print publisher to a provider of digital subscriptions on the *Access* platform with retention rates in excess of 90%
- International business has stabilized and is now growing on a constant currency basis with digital growing at a double-digit rate and more content being adapted for local use

While the first quarter is comparatively small, both Higher Education and School generated Adjusted Revenue and Adjusted EBITDA improvement due to strong performance; actual returns declined for Higher Education as the shift to digital continues

(1) MHE Adjusted Revenue and Adjusted EBITDA totals do not sum from segment Adjusted Revenue and Adjusted EBITDA owing to inclusion of "Other" segment. Please refer to appendix for additional detail.

(2) MHE Adjusted EBITDA does not reflect the impact of pro forma cost savings. Refer to appendix for detailed EBITDA reconciliation.

40

Adjusted Revenue Adjusted EBITDA / Margin % Digital Adjusted Revenue / % Total Higher Education and K‐12 financial performance 41 ($ in millions) Higher Education Financial Performance $780 $811 $838 $825 2012 2013 2014 2015 CAGR ’12 – ’15: 2% $280 $275 $293 $296 2012 2013 2014 2015 CAGR ’12 – ‘15: 2%; Margin -2 bps 36% 34% 35% 36% $229 $274 $322 $374 2012 2013 2014 2015 CAGR ’12 – ‘15: 18% 29% 34% 38% 45% Adjusted Revenue Adjusted EBITDA / Margin % Digital Adjusted Revenue / % Total 22% ($ in millions) U.S. K-12 Financial Performance $698 $677 $734 $798 2012 2013 2014 2015 CAGR ’12 – ‘15: 5% $57 $75 $116 $131 2012 2013 2014 2015 CAGR ’12 – ‘15: 32%; Margin +826 bps 8% 11% 16% 16% $86 $146 $215 $292 2012 2013 2014 2015 CAGR ’12 – ‘15: 50% 12% 29% 37%22% Note: Results may not sum due to rounding.

International and Professional financial performance 42 ($ in millions) International Financial Performance (including constant currency adjustments) ($ in millions) Professional Financial Performance Adjusted Revenue $128 $125 $127 $123 2012 2013 2014 2015 CAGR ’12 – ‘15: -1% Adjusted EBITDA / Margin % $30 $32 $38 $32 2012 2013 2014 2015 CAGR ’12 – ‘15: 3%; Margin +303 bps 23% 26% 30% 26% $48 $52 $58 $58 2012 2013 2014 2015 Digital Adjusted Revenue / % Total 22% CAGR ’12 – ‘15: 7% 37% 46% 47%42% Note: Results may not sum due to rounding. (1) Represents value on a constant currency basis (estimated by re-calculating current period results of foreign operations using the average exchange rate from the prior period). Adjusted Revenue $372 $355 $336 $308 2012 2013 2014 2015 CAGR ’12 – ‘15: -6% $336(1) Adjusted EBITDA / Margin % $47 $42 $38 $33 2012 2013 2014 2015 CAGR ’12 – ‘15: -11%; Margin -196 bps 13% 12% 11% 11% $40(1) $14 $25 $31 $35 2012 2013 2014 2015 Digital Adjusted Revenue / % Total CAGR ’12 – 15: 36% 4% 7% 9% 11% $37(1)

MHE segment detail ($ in millions) Adjusted Revenue FY2012 FY2013 FY2014 FY2015 Higher Education $780 $811 $838 $825 K-12 698 677 734 798 International 372 355 336 308 Professional 128 125 127 123 Other – 2 (1) 2 Adjusted Revenue $1,978 $1,970 $2,035 $2,055 Adjusted EBITDA FY2012 FY2013 FY2014 FY2015 Higher Education $280 $275 $293 $296 K-12 57 75 116 131 International 47 42 38 33 Professional 30 32 38 32 Other (0) 11 (12) (6) Adjusted EBITDA $413 $435 $472 $486 43

Financial terms and acronyms  44 Financial Terms Description Adjusted Revenue Non-GAAP financial measure that we define as U.S. GAAP revenue plus the net change in deferred revenue excluding the impact of purchase accounting. Adjusted Revenue, a measure used by management to assess operating performance, is defined as the total amount of revenue that would have been recognized in a period if all revenue were recognized immediately at the time of sale. Adjusted EBITDA EBITDA adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under our debt agreements including the cash spent for pre-publication investment. EBITDA Earnings before interest (net), income tax, depreciation and amortization. Net Debt Amount of debt outstanding less cash on hand as of a point in time. Capital Expenditures Refers to capital expenditures other than pre-publication such as computers, build-out of office space and warehouse equipment. Pre-publication investment Pre-publication costs reflect the costs incurred in the development of instructional solutions, principally design and content creation. These costs are capitalized when the title is expected to generate future economic benefits and are amortized upon publication of the title over its estimated useful life of up to six years. Deferred Revenue Advance payments or unearned revenue recorded until services have been rendered or products have been delivered in accordance with GAAP. Digital Adjusted Revenue Represents standalone digital sales and, where digital product is sold in a bundled arrangement, only the value attributed to the digital component(s) is included. The attribution of value in bundled arrangement is based on relative selling prices (inclusive of discounts).

Digital product offering descriptions

Product	Description	K-12	Higher Education	International / Professional
Access	Digital subscription platform that provides easily searchable and customizable digital content integrated with dynamic and functional workflow tools			✓
ALEKS	Adaptive learning technology for the K-12 and higher education markets	✓	✓	✓
Connect	Open learning environment for students and instructors in the higher education market		✓	
ConnectEd	Open learning environment for the K-12 market	✓		
Engrade	Developer of an open digital platform for K-12 education that unifies the data, curriculum and tools to drive student achievement and inform district educational strategy	✓		
LearnSmart	Adaptive learning program which personalizes learning and designs targeted study paths for students	✓	✓	✓(1)
MH Campus	Integrates all digital products from McGraw-Hill Education into a school's Learning Management System (LMS)		✓	
SmartBook	Adaptive reading product designed to help students understand and retain course material by guiding each student through a highly personal study experience	✓	✓	✓(1)

(1) Products to be launched in 2016.

45

Appendix:  Market and business overview by  segment

McGraw Hill Education

Digital solutions

Adaptive Learning

LEARNSMART ADVANTAGE



- Adaptive learning program that personalizes learning and designs targeted study paths for students
  - *LearnSmart* is primarily sold in the higher education market and is being expanded to K-12, International and Professional
- In the higher education market, *LearnSmart* is utilized in a wide variety of courses, including managerial accounting, economics, communications, Spanish and social studies
- 5.0 billion *LearnSmart* interactions as of December 31, 2015
  - Growing at ~100 million interactions per month in 2014

SMARTBOOK



- Adaptive reading product introduced in Higher Education in 2013 designed to help students understand and retain course material by guiding each student through a highly personal study experience
  - The student reads the chapters in *SmartBook* and is prompted by *LearnSmart* questions to identify recommended areas of focus
- This product is primarily sold in the higher education market across a variety of courses
  - *SmartBook* was introduced in the K-12 and international markets during 2015
  - This product is primarily sold in the higher education market across a variety of courses

ALEKS



- Adoptive learning math product for the K-12 and Higher Education markets with 1.7 million paid activations as of December 31, 2015, an increase of 14% over the prior year

Open Learning Environment

connect



- Open learning environment for the higher education market with 3.0 million paid activations as of December 31, 2015, an increase of 16% over the prior year
- Using the *Connect* solution, instructors created nearly 10 million assignments, and students submitted over 89 million assignments, representing year-over-year growth rates of 47% and 14%, respectively

Data Analytics

connect INSIGHT



- Visual analytics dashboard, available to both instructors and students, that provides actionable information about student performance to help improve class effectiveness
- *Connect Insight* presents assignment, assessment, and topical performance results along with a time metric that is easily visible for aggregate or individual results
- Using visual data displays that are each framed by an intuitive question, *Connect Insight* gives both instructors and students the ability to take a just-in-time approach to teaching and learning

Digital solutions have led to better teacher instruction and stronger student results

47

McGraw Hill Education

Higher Education segment overview

Market Environment

Market

- $4 billion new instructional materials market[1]
  - Excludes ~$3 billion spending used and rental substitutes[2]
- Enrollment of 20 million in 2014[3] – includes 1.6 million in for profit schools
  - 2% CAGR since 1970 and 2000[3]

Key Trends

- Disparity between funding and student outcomes
  - Excl. top schools, only 19% of students graduate from 4 year schools on time[3]
- Customer tech Infrastructure supporting full adoption of digital solutions
  - Students bring their own devices
- Advances in data-driven learning promotes increased use of digital products

Market Needs

- Increasing demand by institutions for improved outcomes and retention as performance based funding increases
  - Real-time feedback loop from learning solutions
- Students looking for more options: price, format and sources
  - Anywhere, anytime learning

Business Highlights

- Extensive footprint and relationships in the Higher Education market covers primary users in 5,000+ two and four-year colleges/universities and 250,000 instructors
  - Small for-profit exposure
  - Solutions sold through proprietary e-commerce channel, well-known online retailers, distribution partners and college bookstores
  - Gained 160+ bps of market share from 2012-2015
- Over 1,400 digital adaptive products offered
  - Provides affordability for student and promotes better outcomes and retention for institutions
- Significant Digital Adjusted Revenue growth – Digital Adjusted Revenue grew at 18% CAGR since 2012; ~45% of Adjusted Revenue in FY2015
  - 3 million paid activations of *Connect / LearnSmart* in FY2015
  - Sales of digital units exceeded print in FY2015
  - Digital promotes recurring usage by instructors, sells directly to students and disintermediates used and rental substitutes
- ~5 billion student interactions on *LearnSmart* providing continuous feedback loop to students and instructors

(1) Management Practice Inc. as of 2015.
(2) Complete College America Veronis Shuler Stevenson.
(3) National Center for Education Statistics ("NCES").

48

K-12 segment overview

	Market Environment
Market	■ $5.6 billion instructional materials market[1] – Market expected to be flat in 2016 followed by growth in 2017 – 2018 led by new adoption calendar ■ Enrollment of 55 million in 2014[2] growing at a 0.4% CAGR
Key Trends	■ Public policy initiatives aimed at improving student outcomes and college and career readiness standards in K-12 ■ Elementary / secondary funding improved 4.6% in 2015; expected to increase 4.1% in 2016[3] ■ Tech infrastructure still developing in K-12 but digital continues to gain momentum – New Every Student Succeeds Act (ESSA) incorporates funding for digital learning tools
Market Needs	■ Improving student outcomes and college and career readiness in K-12 ■ Blended approach to learning (combination digital and print) ■ In classroom, teacher-controlled formative testing

Business Highlights

- Extensive presence in the in the K-12 market selling print and digital solutions directly to 13,000 districts across the U.S.
  - Leader in 2015 K-12 new state adoptions with 39% market share; market share in grades 6-8 and 9-12 across all new adoptions in 2015 was 54% and 57%, respectively[4]
  - Positioned to compete effectively and increase participation rate in all major new adoptions in 2016-2018
  - Capitalizing on the return to industry growth in the open territory market with new editions of *Reading Wonders*, *Everyday Math* and secondary social studies offerings
- Offer all of our major curriculum and learning solutions in digital format across K-12
  - Quality of our blended offerings has been driving significant growth in both print and digital revenue
  - Digital revenue has grown at 50% CAGR since 2012 and comprising ~37% of FY2015 Adjusted Revenue
  - 0.7M paid activations of *ALEKS* in FY2015
- Offer enhanced formative, in-classroom testing with our adaptive capabilities

(1) According to Simba Information data for the 2015-2016 school year.
(2) According to NCES.
(3) According to NASBO.
(4) According to Simba Information data.

49

50  Provides an extensive product portfolio to higher education, K-12 and professional markets in over 135 countries  Global e-Learning market, including higher education, K- 12 and professional training, is expected to grow from $74 billion in 2015 to $131 billion by 2019, with educational content accounting for ~80% of the total(1)  Repositioned International business for future growth including constant currency growth in FY2015  Digital Adjusted Revenue growth positioned for acceleration − Digital Adjusted Revenue accounted for 11% of Adjusted Revenue in FY2015 − Leveraging digital capabilities to adapt and localize content (e.g., ALEKS, Access Medicine) International Business Highlights International and Professional overview Professional Business Highlights  Leading provider of medical, technical, engineering & business content, and training solutions for the professional, education and test prep communities including sales to over 2,700 customers  Product portfolio focused on digital and subscription delivery − Favorable digital subscription renewals were more than offset by print rationalization efforts across the portfolio − Digital Adjusted Revenue accounted for 47% of Adjusted Revenue in FY2015 − 200+ apps for iPhone; 7,700+ eBooks − Growth of Professional digital subscriptions on the Access platform increased in 2015 with annual retention rate of 94%  ~6 million new business and healthcare jobs expected by 2024  Network of distinguished authors and portfolio of prestigious brands − Harrison’s Principles of Internal Medicine and Graham & Dodd’s Security Analysis  Transition to digital driving margin improvement (1) Technavio.

Appendix:  K‐12 accounting and adoption cycle overview

Why Adjusted Revenue and Adjusted EBITDA for measuring performance, especially K-12?

Economics of Selling Print vs. Digital are Similar but GAAP Accounting is Vastly Different

	Print	Digital	Difference
Customer payments	Upfront	Upfront	No
Average period of use	5-8 years	5-8 years	No
Content changes post sale	Minimal	Minimal	No
Business planning and effort put into year of adoption and sale	Yes	Yes	No
Majority of costs incurred upfront	Yes	Yes	No
Yr. Adjusted EBITDA (based on example)	$560	$560	No
Yr. 1 GAAP EBITDA (based on example)	$560	$(40)	Yes

- GAAP accounting understates true earnings power and cash flow generation
- For sales deferred in 2014 and prior periods, cash has been predominately collected but **GAAP** earnings will be recognized in future periods
- The business is managed based on Adjusted Revenue and Adjusted EBITDA which provide comparable results in a time of digital transition

Illustrative Accounting Example: Print vs. Digital

Sell Print Textbooks, 7-Year Adoption Cycle

PRINT	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
GAAP Revenue	$ 700	$ –	$ –	$ –	$ –	$ –	$ –
COGS / Opex	(140)	–	–	–	–	–	–
GAAP EBITDA	$ 560	$ –	$ –	$ –	$ –	$ –	$ –
Cumulative							$ 560
+Δ Deferred Rev.	–						
Adjusted EBITDA	$ 560						

Sell Digital Solutions, 7-Year Adoption Cycle

DIGITAL	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
GAAP Revenue	$ 100	$ 100	$ 100	$ 100	$ 100	$ 100	$ 100
COGS / Opex	(140)	–	–	–	–	–	–
GAAP EBITDA	($ 40)	$ 100	$ 100	$ 100	$ 100	$ 100	$ 100
Cumulative							$ 560
+Δ Deferred Rev.	600						
Adjusted EBITDA	$ 560						

Digital development costs and royalties are expensed at the time of sale. Ongoing maintenance and support costs are immaterial as a % of sales.

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▪ Streamlined sales model, with decision-making control resting in the states ▪ High stakes because winners will own an entire subject/grade until the next adoption cycle ▪ Revenues tend to be more resilient in downturns given set buying schedules ▪ Influence learning solutions development across country given customization during the selection process and scale of purchases ▪ According to AAP, three states (CA, FL & TX) accounted for over 60% of the market in 2014(1) Overview of K‐12 markets by state Adoption Market States Open Territory States ▪ More difficult market to serve given fragmentation of customers and increased competition ▪ Content providers have few incentives to invest in complex products without a guarantee of big buys ▪ Economic downturns have a greater impact because states are not constrained by purchasing timetables and can adjust to longer cycles ▪ According to AAP, five states (IL, NJ, NY, OH and PA) accounted for 45% of the market in 2014(1) (1) AAP data includes basal and supplemental market. 53

Adoption states (K-12): Overview of the purchasing and decision-making process

Instructional Materials Adoption Process

1. State develops standards and releases schedule and adoption requirements (e.g., subject area, grade, and other specifications; adoption cycles –approx 6-8 years)
2. Content providers submit bids and samples to state review board (time to develop/submit: approx 1-1.5 years)
3. State committee/panel reviews materials and makes recommendation; state board provides final approval
4. State and content providers contract a price that is offered to all districts in the state; state adds new materials to the list of state-approved materials
5. Superintendent sets instructional materials budget; district boards or teacher committee reviews materials and selects for purchase[(1)]

Implications

- Streamlined sales model, with decision-making control residing in the states
- High stakes because winners will own an entire subject/grade until the next adoption cycle
- Revenues tend to be more resilient in downturns given set buying schedules
- Influence learning solutions development across country given customization during the selection process and scale of purchases

List of Adoption States

- Alabama
- California K-8
- Florida
- Georgia
- Idaho
- Kentucky
- Louisiana
- Mississippi
- New Mexico
- North Carolina
- Oklahoma
- Oregon
- South Carolina
- Tennessee
- Texas
- Utah
- Virginia
- West Virginia

(1) In most cases, districts must purchase materials from the state-approved list unless otherwise approved.

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The K-12 adoption process is long and complex

Adoption Process	**State Releases Content Requirements and Specifications**	**State Committees Review Learning Solutions and Approve/ Remove from Adoption List**	**Legislature Reviews/Approves Budget for Instructional Materials**	**Districts Review and Order Learning Solutions**	**Content Providers Ship to States / Districts Who Warehouse and Distribute**
Timeline	▪ Typically, two years prior to adoption	▪ Typically, 6-8 months prior to adoption	▪ Typically, 2-4 months	▪ Within 1-2 months after budget	▪ Typically, one month after placing orders
State Actions/ Decisions	▪ State curriculum committee sets standards ▪ Law dictates basic specifications (e.g., one physical learning solution per child) ▪ Department of Education (DOE) determines remaining specifications	▪ Reviewers submit recommendation to DOE ▪ DOE reviews and submits to state school board ▪ School board submits to governor ▪ Governor releases final adoption list	▪ Governor submits proposed budget for instructional materials to legislature ▪ Legislative committee passes final budget (input from government, DOE, and lobbyists)	▪ DOE reviews submissions and posts lists of approved materials	▪ Content providers produce and ship materials (direct to district or to depository) ▪ Must guarantee price and availability for six years ▪ If repository, state collects fees from content providers for in-state warehousing
District Actions/ Decisions	▪ Teachers and district leaders often consulted for curriculum guidelines by state instructional materials committees	▪ Some districts begin independent adoption review and price negotiation	▪ Superintendent submits proposed budget for instructional materials to school board ▪ School board reviews/approves	▪ Committees, teachers, and principals review samples ▪ District school board approves selection ▪ Districts place order	▪ Districts receive order and distribute to schools/ classrooms

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Open‐territory states (K‐12): Overview of purchasing and  decision‐making process  56 ▪ More difficult market to serve given fragmentation of customers and increased competition ▪ Content providers have few incentives to invest in complex products without a guarantee of big buys ▪ States are not constrained by purchasing timetables and can pull back as needed Superintendent sets instructional materials budget; district boards or teacher committee reviews materials and selects for purchase (in some cases, materials must go to state for approval) Content providers develop learning resources in compliance with state standards State develops standards 1 2 3 4 Content providers sell materials to districts/schools(1) ▪ Alaska ▪ Arizona ▪ Arkansas ▪ California 9-12 ▪ Colorado ▪ Connecticut ▪ Delaware ▪ District of Columbia ▪ Hawaii ▪ Illinois ▪ Indiana ▪ Iowa ▪ Kansas ▪ Maine ▪ Maryland ▪ Massachusetts ▪ Michigan ▪ Minnesota ▪ Missouri ▪ Montana ▪ Nebraska ▪ Nevada ▪ New Hampshire ▪ New Jersey ▪ New York ▪ North Dakota ▪ Ohio ▪ Pennsylvania ▪ Rhode Island ▪ South Dakota ▪ Vermont ▪ Washington ▪ Wisconsin ▪ Wyoming Open-Territory Process Implications List of Open-Territory States

K‐12 evolving to a blended offering driving growth to  meet maturing school tech infrastructure 57 Technology Maturity in K-12 Schools No technology Personal Computers Internet Access Begins Fully Internet Ready / Devices Available Fully Print Based  All print  Many print ancillary products Mostly Print Based with Some Digital  Primarily print  Some CD- ROMS and disks available for ancillary products  Primarily print  Some standalone software  Some internet- based offerings Mostly Print With a Little More Digital McGraw-Hill Education Product Offering Last 20+ Years  Substantially digital  Platform- based, delivered as a service  Modular development Digital Future  Available in all digital  Or print with digital support  Reduced print ancillary products Hybrid Print / Digital Across all Programs Blended Today and Tomorrow Blended approach serves most schools and will evolve with their technology